EXHIBIT 23.1


LABONTE & CO.                                    1205 - 1095 West Pender Street
                                                 Vancouver, BC  Canada
CHARTERED ACCOUNTANTS                            V6E 2M6
                                                 Telephone    (604) 682-2778
                                                  Facsimile   (604) 689-2778
                                                  Email:   rjl@labonteco.com


June 3, 2002



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Alternet Systems, Inc.
     (formerly SchoolWeb Systems Inc.)
     (formerly North Pacific Capital Corp.) - Form SB-2 Registration Statement

Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration
Statement dated June 3, 2002, of the following:

o Our report to the Board of Directors and Stockholders of SchoolWeb Systems, Inc. (formerly North Pacific Capital Corp.) dated February 28, 2002 on the consolidated balance sheets of the Company as at Decewmber 31, 2001 and 2000 and on the consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001, the period from October 16, 2000 (inception) to December 31, 2000 and cumulatively, from October 16, 2000 (inception) to December 31, 2000, from October 16, 2000 (inception) to December 31, 2001.


Yours truly,

"Labonte & Co."

LABONTE & CO.
Chartered Accountants